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                                   EXHIBIT 11

COMPUTATION OF PRIMARY AND FULLY DILUTED NET INCOME PER COMMON SHARE


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Year Ended December 31 (Dollars in millions, except per share data)                1996             1995              1994
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

PRIMARY:

Average shares outstanding . . . . . . . . . . . . . . . . . . . . . . . . .   249,726,158      246,217,723       248,052,659
Net effect of the assumed purchase of stock under the stock option and stock purchase plans--based on the treasury stock method
     using average market price. . . . . . . . . . . . . . . . . . . . . . .     3,513,877        3,403,576         3,581,819
                                                                               ----------------------------------------------
                                                                               253,240,035      249,621,299       251,634,478
                                                                               ----------------------------------------------
                                                                               ----------------------------------------------
Income from continuing operations. . . . . . . . . . . . . . . . . . . . . .      $1,218.7           $897.1            $568.2
Preferred dividends. . . . . . . . . . . . . . . . . . . . . . . . . . . . .         (18.4)           (19.7)            (24.8)
                                                                               ----------------------------------------------
Income from continuing operations applicable to common equity. . . . . . . .      $1,200.3           $877.4            $543.4
                                                                               ----------------------------------------------
                                                                               ----------------------------------------------
Income from continuing operations per common share . . . . . . . . . . . . .      $   4.74           $ 3.51            $ 2.16
                                                                               ----------------------------------------------
                                                                               ----------------------------------------------
Loss from discontinued operations. . . . . . . . . . . . . . . . . . . . . .            --               --             ($8.5)
                                                                               ----------------------------------------------
                                                                               ----------------------------------------------
Loss from discontinued operations per common share . . . . . . . . . . . . .            --               --             ($.03)
                                                                               ----------------------------------------------
                                                                               ----------------------------------------------
Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $1,218.7           $897.1            $559.7
Preferred dividends. . . . . . . . . . . . . . . . . . . . . . . . . . . . .         (18.4)           (19.7)            (24.8)
                                                                               ----------------------------------------------
Net income applicable to common equity . . . . . . . . . . . . . . . . . . .      $1,200.3           $877.4            $534.9
                                                                               ----------------------------------------------
                                                                               ----------------------------------------------
Net income per common share. . . . . . . . . . . . . . . . . . . . . . . . .      $   4.74          $  3.51            $ 2.13
                                                                               ----------------------------------------------
                                                                               ----------------------------------------------

FULLY DILUTED:*
Average shares outstanding . . . . . . . . . . . . . . . . . . . . . . . . .   249,726,158      246,217,723       248,052,659
Net effect of the assumed purchase of stock under the stock option and stock purchase plans--based on the treasury stock method using average
     market price or year-end market price, whichever is higher. . . . . . .     4,338,992        4,469,380         3,780,094
Conversion of Series 1991A Preferred Stock . . . . . . . . . . . . . . . . .     3,065,010        3,563,191         3,655,684
Other convertible securities . . . . . . . . . . . . . . . . . . . . . . . .            --        1,702,559         2,979,469
                                                                               ----------------------------------------------
                                                                               257,130,160      255,952,853       258,467,906
                                                                               ----------------------------------------------
                                                                               ----------------------------------------------
Income from continuing operations. . . . . . . . . . . . . . . . . . . . . .      $1,218.7          $ 897.1            $568.2
Preferred dividends, excluding 1991A Preferred Stock . . . . . . . . . . . .         (12.2)           (12.2)            (17.3)
Interest expense on convertible securities, net. . . . . . . . . . . . . . .            --              1.3               2.3
                                                                               ----------------------------------------------
Income from continuing operations applicable to common equity. . . . . . . .      $1,206.5          $ 886.2            $553.2
                                                                               ----------------------------------------------
                                                                               ----------------------------------------------
Income from continuing operations per common share . . . . . . . . . . . . .      $   4.69          $  3.46            $ 2.14
                                                                               ----------------------------------------------
                                                                               ----------------------------------------------
Loss from discontinued operations. . . . . . . . . . . . . . . . . . . . . .            --               --             ($8.5)
                                                                               ----------------------------------------------
                                                                               ----------------------------------------------
Loss from discontinued operations per common share . . . . . . . . . . . . .            --               --             ($.03)
                                                                               ----------------------------------------------
                                                                               ----------------------------------------------
Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $1,218.7           $897.1            $559.7
Preferred dividends, excluding 1991A Preferred Stock . . . . . . . . . . . .         (12.2)           (12.2)            (17.3)
Interest expense on convertible securities, net. . . . . . . . . . . . . . .            --              1.3               2.3
                                                                               ----------------------------------------------
Net income applicable to common equity . . . . . . . . . . . . . . . . . . .      $1,206.5           $886.2            $544.7
                                                                               ----------------------------------------------
                                                                               ----------------------------------------------
Net income per common share. . . . . . . . . . . . . . . . . . . . . . . . .       $  4.69           $ 3.46            $ 2.11
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*THIS CALCULATION IS SUBMITTED IN ACCORDANCE WITH REGULATION S-K ITEM 601(b)(11)
 ALTHOUGH NOT REQUIRED BY FOOTNOTE 2 TO PARAGRAPH 17 OF APB OPINION NO. 15
 BECAUSE IT RESULTS IN DILUTION OF LESS THAN 3%.


U.S. Bancorp